Exhibit 99.1

indie Semiconductor Achieves High End of
Revenue Guidance Range in Q1 2022

•Delivers 171% Year-over-Year and 16% Sequential Revenue Growth to a Record $22.0M
•Expands Non-GAAP Gross Margin to 47.4%, up 710 Basis Points Year-over-Year and 110 Basis Points Sequentially
•Guides Q2 2022 to a ≥ $100M Annualized Revenue Run-rate with Further Non-GAAP Gross Margin Expansion

ALISO VIEJO, Calif. – May 12, 2022 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced first quarter results for the period ended March 31, 2022. First quarter revenue was up 171 percent from the same period a year ago and 16 percent sequentially to a record $22.0 million, at the high end of the Company’s prior guidance range and exceeding analyst consensus estimates. Non-GAAP gross margin expanded 710 basis points year-over-year and 110 basis points sequentially to 47.4 percent, better than indie’s 47.0 percent guidance for the quarter. On a GAAP basis, first quarter 2022 operating loss was $34.3 million compared to $8.1 million in the year ago timeframe. Non-GAAP operating loss for the first quarter of 2022 was $16.5 million versus $7.6 million during the same period last year, reflecting increasing customer-driven R&D and marketing investments as well as incremental public company infrastructure costs.

“indie is off to a great start in 2022, delivering record first quarter revenue fueled by growing demand for our highly innovative Autotech solutions,” said Donald McClymont, indie’s chief executive officer. “Our outperformance versus the industry in the face of continued supply chain headwinds reflects indie’s differentiated product portfolio and our team’s ability to obtain committed volumes from our strategic supply partners. At a higher level, we are well positioned to capitalize on several powerful automotive megatrends, including ADAS, enhanced user experience and electrification. We believe our deeper R&D investments coupled with successful acquisition integrations will leverage the indie platform to accelerate growth, enable us to become the leading provider of edge sensors across all key modalities and, in turn, create shareholder value.”

Q1 Business Highlights

•Commenced sampling of Surya™, a highly integrated LiDAR SoC, augmented by TeraXion’s world class lasers and sensors
•Expanded design win pipeline for wired and wireless charging automotive solutions
•Captured user experience content at one of the leading US automotive OEMs
•Extended global reach with the opening of sales and technical support centers of excellence in Japan and South Korea
•Closed carve-out of Analog Devices’ Symeo radar product development team and 140 related patents and applications

Q2 2022 Outlook

We provide earnings guidance on a non-GAAP basis only because certain information necessary to reconcile such guidance to GAAP is difficult to estimate and dependent on future events outside of our control. Please refer to the attached Discussion Regarding the Use of Non-GAAP Financial Measures in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items.

“Given strong order visibility, set customer ramps and new product launches, we plan to sustainably outpace indie’s addressable markets over the forecast horizon,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “Specifically, for the second quarter of 2022, we anticipate accelerating top-line growth on the order of 172 to 183 percent year-over-year with non-GAAP gross margin expansion into the 48 percent range. At the mid-point of our revenue guidance, indie will be on a greater than $100 million annualized run-rate. Further, based on our design win momentum and planned operating leverage, we remain on track to achieve profitability in the second half of next year, representing another key milestone toward our target model of 60 percent gross and 30 percent operating margins.”

indie’s Q1 2022 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its first quarter 2022 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call (877) 451-6152 (domestic) or (201) 389-0879 (international), Conference ID: 13728667.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on May 12, 2022 until 9:00 p.m. Eastern time on May 26, 2022 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Conference ID: 13728667.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on edge sensors spanning multiple modalities including LiDAR, radar, ultrasound and vision for Advanced Driver Assistance Systems (ADAS), autonomous vehicles, connected car, user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Budapest, Hungary; Dresden and Munich, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan; Seoul, South Korea and several locations throughout China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements include, but are not limited to, statements regarding our future business and financial performance and prospects, other statements identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning, our ability to substantially outpace our addressable markets and drive further gross margin expansion, our guidance regarding top line growth and non-GAAP gross margin, our belief that our deeper investments and targeted acquisitions are setting the stage for accelerating growth in 2022 and positioning indie to become the leading provider of edge sensors spanning LiDAR, radar, ultrasound and vision applications and our belief we are well positioned to capitalize on several powerful automotive megatrends, including ADAS, enhanced user experience and electrification. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. The preliminary unaudited financial results for our first quarter 2022 included in this press release represent the most current information available to management. Our actual results when disclosed in the Form 10-Q may differ from these preliminary results as a result of the completion of our financial closing procedures; final adjustments; completion of the review by our independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on April 11, 2022 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the impact of the COVID-19 pandemic; the impact of Russia’s invasion of Ukraine; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of any acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Relations
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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

Revenue:
Product revenue	$18,086	$7,483
Contract revenue	3,913	631
Total revenue	21,999	8,114
Operating expenses:
Cost of goods sold	14,192	4,848
Research and development	29,499	8,677
Selling, general, and administrative	12,642	2,695
Total operating expenses	56,333	16,220
Loss from operations	(34,334)	(8,106)
Other income (expense), net:
Interest income	33	7
Interest expense	(58)	(620)
Gain (loss) from change in fair value of SAFEs	—	19,100
Gain (loss) from change in fair value of warrants	47,353	—
Gain (loss) from change in fair value of earn-out liabilities	83	—
Other expense	(30)	(7)
Total other income, net	47,381	18,480
Net income before income taxes	13,047	10,374
Income tax benefit (provision)	659	(13)
Net income	13,706	10,361
Less: Net income (loss) attributable to noncontrolling interest	2,873	(454)
Net income attributable to indie Semiconductor, Inc.	$10,833	$10,815

Net income attributable to common shares — basic	$10,833	$5,443
Net income (loss) attributable to common shares — diluted	$10,833	$(13,657)

Net income per share attributable to common shares — basic	$0.10	$0.17
Net income (loss) per share attributable to common shares — diluted	$0.07	$(0.35)

Weighted average common shares outstanding — basic (1)	111,189,340	32,284,863
Weighted average common shares outstanding — diluted (1)	147,396,772	39,218,016

(1) - Retroactively restated to give effect to reverse recapitalization.

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$192,979	$219,081
Restricted cash	383	383
Accounts receivable, net	16,064	13,842
Inventory, net	10,835	9,080
Prepaid expenses and other current assets	6,821	5,648
Total current assets	227,082	248,034
Property and equipment, net	12,093	11,090
Intangible assets, net	104,785	96,285
Goodwill	131,147	115,206
Operating lease right-of-use assets	12,553	—
Other assets and deposits	297	270
Total assets	$487,957	$470,885

Liabilities and stockholders' equity
Accounts payable	$6,770	$5,441
Accrued payroll liabilities	4,700	4,021
Accrued expenses and other current liabilities	24,718	14,622
Intangible asset contract liability	5,705	5,516
Deferred revenue	2,845	1,840
Current debt obligations	12,262	2,275
Total current liabilities	57,000	33,715
Long-term debt, net of current portion	5,306	5,618
Warrant liability	53,114	100,467
Intangible asset contract liability, net of current portion	11,306	12,452
Deferred tax liabilities, non-current	24,907	21,164
Operating lease liability, non-current	10,527	—
Other long-term liabilities	8,537	5,612
Total liabilities	$170,697	$179,028
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	11	11
Class V common stock	3	3
Additional paid-in capital	523,972	514,891
Accumulated deficit	(189,583)	(200,416)
Accumulated other comprehensive loss	(580)	(1,443)
indie's stockholders' equity	333,823	313,046
Noncontrolling interest	(16,563)	(21,189)
Total stockholders' equity	317,260	291,857
Total liabilities and stockholders' equity	$487,957	$470,885

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This announcement includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP basis financial data to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2022	2021
Computation of non-GAAP gross margin:
GAAP revenue	$21,999	$8,114
GAAP cost of goods sold	14,192	4,848
Acquisition-related expenses	(2,622)	—
Non-GAAP gross profit	$10,429	$3,266
Non-GAAP gross margin	47.4%	40.3%

	Three Months Ended March 31,
	2022	2021
Computation of non-GAAP operating loss:
GAAP loss from operations	$(34,334)	$(8,106)
Acquisition-related expenses	5,451	526
Share-based compensation	12,415	—
Non-GAAP operating loss	$(16,468)	$(7,580)

	Three Months Ended March 31,
	2022	2021
Computation of non-GAAP net loss:
GAAP Net income	$13,706	$10,361
Acquisition-related expenses	5,451	579
Share-based compensation	12,415	—
(Gain) loss from change in fair value of SAFEs	—	(19,100)
(Gain) loss from change in fair value of warrants	(47,353)	—
(Gain) loss from change in fair value of earn-out liabilities	(83)	—
Other expense	30	7
Non-cash interest expense	—	48
Income taxes (benefits) provision	(659)	13
Non-GAAP net loss	$(16,493)	$(8,092)

Three Months Ended March 31, 2022
Computation of non-GAAP share count:
Issued and outstanding Class A common stock	114,977,679
Escrow Shares	1,725,000
TeraXion Unexercised Options	1,299,292
ADK Minority Holders interests	30,119,812
Non-GAAP share count	148,121,783

Non-GAAP net loss	$(16,493)
Non-GAAP net loss per share	$(0.11)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net income (loss), (iv) non-GAAP share count and (v) non-GAAP net loss per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net income (loss) and non-GAAP net income (loss) per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to changes in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, and unrealized gains or losses from currency hedging contracts (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from extinguishment of debt and (vi) non-cash tax expenses. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting cost of sales, adjusted for acquisition-related expenses, from revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations) and share-based compensation. We calculate non-GAAP net income (loss) by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense, and amortization of acquisition-related intangibles and expenses recognized in relation to changes in contingent consideration obligations), (ii) gains or losses recognized in relation to change in the fair value of the simple agreements for future equity (“SAFEs”), warrants and contingent considerations issued by indie, (iii) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (iv) share-based compensation, (v) gains and losses from the extinguishment of debt, and (vi) non-cash tax expenses. We calculate non-GAAP share count by adding to GAAP weighted average common shares outstanding: (i) Escrow Shares and (ii) ADK Minority Holders interest, which represents all shares issuable to vested minority equity interests held in Ay Dee Kay LLC upon exchange for indie Class A shares as described in the Form 10-Q. Non-GAAP net income (loss) per share is calculated by non-GAAP income (loss) divided by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) can make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts, warrants, and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Gain from extinguishment of debt - related to the gain from the PPP loan forgiveness and partially offset by the one-time debt termination fees and the acceleration of unamortized debt discounts and issuance costs as a result of the payoff of debt obligations. This net gain is not reflective of management’s operation decisions and are not expected to recur.

Other income (expense) - primarily related to an unrealized gain (loss) that represented the change in exchange rate between contract issuance date and period-end for a currency forward contract.

Income tax benefits (provisions) - because such benefits (charges) do not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.